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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-76676 of DVI, Inc. on Form S-3 of our report dated October 11, 2002, appearing and incorporated by reference in the Annual Report on Form 10-K of DVI, Inc. for the year ended June 30, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Princeton, New Jersey

December 31, 2002